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                                                                  SUB-ITEM 77Q3

INVESCO SENIOR LOAN FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:    2/28/2013
FILE NUMBER:          811-05845
SERIES NO.:           1

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
    72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                          $  7,462
           2   Dividends for a second class of open-end company shares (000's Omitted)
               Class B                          $    813
               Class C                          $ 57,795
               Class IB                         $  4,847
               Class IC                         $  7,967
    73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)
               Dividends from net
           1   investment income
               Class A                          $ 0.4287
               Dividends for a second class of open-end company
           2   shares (form nnn.nnnn)
               Class B                          $ 0.3991
               Class C                          $ 0.3743
               Class IB                         $ 0.4305
               Class IC                         $ 0.4295
    74U.   1   Number of shares outstanding (000's Omitted)
               Class A                            17,922
           2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                             1,865
               Class C                            20,623
               Class IB                          127,287
               Class IC                           10,644
    74V.   1   Net asset value per share (to nearest cent)
               Class A                          $   6.89
           2   Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                          $   6.91
               Class C                          $   6.89
               Class IB                         $   6.89
               Class IC                         $   6.89
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